Exhibit 10.39

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OF THE UNITED STATES, AND MAY NOT BE OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR AN EXEMPTION FROM SUCH REGISTRATION.

                                                          [8,000,000][4,000,000]

                              SOFTNET SYSTEMS, INC.

                9% Senior Subordinated Convertible Note Due 2001



                  FOR VALUE RECEIVED, SOFTNET SYSTEMS, INC., a New York corporation (the "Company"), HEREBY PROMISES TO PAY to the order of [STARK INTERNATIONAL] [SHEPHERD INVESTMENTS INTERNATIONAL, LTD.] (the "Holder") the principal sum of [EIGHT MILLION][FOUR MILLION] DOLLARS ($[8,000,000] [4,000,000]) on January 1, 2001 (the "Maturity Date") and to pay interest on the principal amount outstanding from time to time under this note (the "Outstanding Principal Amount"), at the rate of 9% per annum, payable quarterly in arrears on the last day of each calendar quarter during the term hereof and on the final day when such principal amount becomes due (each such date, an "Interest Payment Date").

                  This note is one of two senior subordinated convertible promissory notes (the "Note" and collectively, the "Notes") of the Company referred to in the Securities Purchase Agreement, dated as of January 12, 1999 by and among the Company, Holder and [Stark International] [Shepherd Investments International, Ltd.] (the "Purchase Agreement").

                  1. Definitions. For purposes hereof the following definitions shall apply:

                  "Acceleration  Price"  shall  have the  meaning  set  forth in
Section 5(b).

                  "Additional Shares of Common Stock" shall mean, all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon conversion of the Notes, (ii) shares of Common Stock issued upon exercise of the Warrants, (iii) shares of Common Stock issued pursuant to Approved Stock Plans and (iv) shares issued upon exercise of options and warrants outstanding as of December 31, 1998.

                  "Adjusting Closing Bid Prices" shall have the meaning set forth in Section 3(c).

                  "Approved Stock Plan" shall mean any contract, plan or agreement which has been or shall be approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider of the Company in an aggregate amount that does not exceed 110% of the number of securities issuable as of December 31, 1998 pursuant to any currently existing Approved Stock Plan.

                  "Average Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the applicable date.

                  "Blockage Notice" shall have the meaning set forth in Section 18(b).

                  "Business  Day"  shall have the  meaning  set forth in Section
2(c).

                  "Buy in Actual  Damages"  shall have the  meaning set forth in
Section 3(d)(v).

                  "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price on the American Stock Exchange ("AMEX") as reported by Bloomberg, L.P. ("Bloomberg"), or, if the AMEX is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date, as set forth above, the Closing Bid Price of such security shall be the fair market value as determined in good faith by an investment banking firm selected jointly by the Company and the Holders, with the fees and expenses of such determination borne solely by the Company.

                  "Common  Share  Limit"  shall  have the  meaning  set forth in
Section 3(a).

                  "Common Share Limit Acceleration Price" shall have the meaning set forth in Section 5(h).

                  "Common Stock" shall mean, the common stock of the Company, $.01 par value per share.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company 144A Offering" shall mean an offering of debt securities of the Company pursuant to Rule 144A of the Act; provided that the aggregate principal amount of such indebtedness is not less than $100 million and any equity issued in connection therewith does not represent and is not convertible into or exchangeable for more than twelve percent (12%) of the then outstanding Common Stock of the Company calculated on a fully diluted basis.

                  "Conversion Date" shall have the meaning set forth in Section 3(d)(i).

                  "Conversion  Notice"  shall  have  the  meaning  set  forth in
Section 3(d)(i).

                  "Conversion Price" shall mean, the lesser of (i) the Fixed Conversion Price and (ii) the Variable Conversion Price; provided, that, for any conversion effected prior to July 1, 1999, the Conversion Price shall be the Fixed Conversion Price; and, provided, further that the applicable "Conversion Price" shall be subject to certain adjustments as described in Section 3(c).

                  "Conversion  Shares"  shall  have  the  meaning  set  forth in
Section 5(d)(i)

                  "Convertible  Securities"  shall have the meaning set forth in
Section 3(c)(iv).

                  "Default" shall have the meaning set forth in Section 19.

                  "Default Rate" shall have the meaning set forth in Section 2(a)(i).

                  "Delisting Period" shall have the meaning set forth in Section 5(d)(ii).

                  "Document" or "Documents"  shall have the meaning set forth in
Section 7(a).

                  "Fixed Conversion Price" shall mean $17.00

                  "Holder" shall have the meaning set forth in the Preamble.

                  "Holders" shall mean the Holder and [Stark International] [Shepherd Investments International, Ltd.]

                  "Inability to Fully Convert Notice" shall have the meaning set forth in Section 6(b).

                  "Indebtedness" shall have the meaning set forth in Section 19(a).

                  "Interest Payment Date" shall have the meaning set forth in the Preamble.

                  "Issuance Date" shall mean January 12, 1999.

                  "Lien" shall have the meaning set forth in Section 8(g).

                  "Major Transaction Acceleration Price" shall have the meaning set forth in Section 5(a).

                  "Major  Transaction"  shall  have  the  meaning  set  forth in
Section 5(c).

                  "Mandatory  Payment"  shall  have  the  meaning  set  forth in
Section 6(a)(i).

                  "Mandatory  Payment Price" shall have the meaning set forth in
Section 6(a)(i).

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof, regular way, on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or in case no such sale takes place on such date, or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotations system, or (iii) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Board of Directors of the Company and the Holder, provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Market Price.

                  "Maturity Date" shall have the meaning set forth in the Preamble.

                  "New Option Issuance Price" shall have the meaning set forth in Section 3(c)(iv).

                  "Note" or "Notes" shall have the meaning set forth in the Preamble.

                  "Note Register" shall have the meaning set forth in Section 17(b).

                  "Notice of Acceleration at Option of Holder Upon Triggering Event" shall have the meaning set forth in Section 5(e).

                  "Notice of Major Transaction" shall have the meaning set forth in Section 5(e).

                  "Notice in Response to Inability to Convert" shall have the meaning set forth in Section 6(b).

                  "Notice of Triggering Event" shall have the meaning set forth in Section 5(f.)

                  "Options"   shall  have  the  meaning  set  forth  in  Section
3(c)(iv).

                  "Organic    Change"   shall   mean,   any    recapitalization,
reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                  "Other Taxes" shall have the meaning set forth in Section 20.

                  "Outstanding Common Amount" shall have the meaning set forth in Section 3(a).

                  "Outstanding Principal Amount" shall have the meaning set forth in the Preamble.

                  "Permitted Debt" shall mean (a) indebtedness existing on the Issuance Date and set forth on Schedule 3(c) to the Purchase Agreement, and extensions, renewals and refinancing of such indebtedness; provided that such extension, renewal or refinancing (i) is pursuant to terms that are not less favorable to the Holders than the terms of the indebtedness being extended, renewed or refinanced, (ii) after giving effect to the extension, renewal or refinancing, such indebtedness is not greater than the amount of indebtedness outstanding immediately prior to such extension, renewal or refinancing and
(iii) the extension, renewal or refinancing and does not change the persons liable for such indebtedness; (b) indebtedness of wholly owned Subsidiaries of the Company to the Company or to other wholly owned Subsidiaries of the Company;
(c) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company's or its Subsidiaries' business, in accordance with customary terms and paid within a specified time, unless contested in good faith by appropriate proceedings and reserved in accordance with generally accepted accounting principles, consistently applied, and (d) indebtedness of the Company or its Subsidiaries under any capital leases now outstanding or thereafter entered into provided that the sole recourse for such indebtedness is limited to the property leased under such capital lease.

                  "Person" shall mean, an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Prepayment  Amount"  shall  have  the  meaning  set  forth in
Section 4.

                  "Prepayment  Date" shall have the meaning set forth in Section
4.

                  "Prepayment  Notice"  shall  have  the  meaning  set  forth in
Section 4.

                  "Proceeding" shall mean, with respect to the Company or any of its Subsidiaries, (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its properties as such, (ii) any proceeding for any liquidation, dissolution or other winding up of such Person, voluntary or involuntary, or (iii) any assignment for the benefit of creditors or marshaling of the assets of such Person.

                  "Purchase Agreement" shall have the meaning set forth in the Preamble.

                  "Registration Rights Agreement" shall mean, the Registration Rights Agreement, dated as of January 12, 1999, by and among the Company, the Holder and [Stark International][Shepherd Investments International, Ltd.].

                  "Securities Act" means the Securities Act of 1933, as amended from time to, and the rules and regulations thereunder, or any successor statute.

                  "Senior Debt" shall mean, (a) all senior indebtedness of the Company for borrowed money now or hereafter existing in favor of a bank, insurance company or other financial institution under a Senior Loan Document, for principal and interest (including interest accruing subsequent to the commencement of any Proceeding) unless the Senior Loan Document expressly provides that it is not senior or superior in right of payment to this Note, and provided that such senior indebtedness shall not exceed $12 million at any time outstanding and (b) all senior indebtedness of the Company for borrowed money, pursuant to a Company 144A Offering under a Senior Loan Document, for principal and interest (including interest accruing subsequent to the commencement of any Proceeding) unless the Senior Loan Document expressly provides that it is not senior or superior in right of payment to this Note; excluding, however, in each case the principal of and interest on this Note, and provided that any such senior indebtedness (i) shall have a stated maturity date no sooner than twelve
(12) months after the Maturity Date and (ii) shall not be convertible into or exchangeable for any equity securities of the Company. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any indebtedness of the Company to any of its Subsidiaries or its affiliates, or (ii) any indebtedness that is expressly subordinated to any other indebtedness of the Company.

                  "Senior  Debt  Default"  shall have the  meaning  set forth in
Section 18(b).

                  "Senior Loan Document" shall mean, a credit agreement, loan agreement, indenture or other agreement, document or instrument evidencing or governing any Senior Debt, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount required to pay the probable liability on such Person's existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person's property does not constitute unreasonably small capital for such Person to carry out its business as currently conducted and as proposed to be conducted including the capital needs of such Person taking into account the capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof.

                  "Subordinated Debt" shall mean, all indebtedness of the Company now or hereafter evidenced by the Notes and all interest thereon.

                  "Subsidiary" shall mean, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Suspension Days" shall have the meaning set forth in Section 5(d)(i).

                  "Suspension  Period"  shall  have  the  meaning  set  forth in
Section 5(d)(i).

                  "Taxes" shall have the meaning set forth in Section 20.

                  "Transfer Agent" shall have the meaning set forth in Section 3(d)(i).

                  "Triggering Event" shall have the meaning set forth in Section 5(d).

                  "Triggering Event Acceleration Price" shall have the meaning set forth in Section 5(b).

                  "Variable Conversion Price" shall mean, the average of the Closing Bid Prices for any five (5) trading days during a period of thirty (30) trading days ending one day prior to the applicable Conversion Date.

                  "Warrants" shall mean, the Common Stock Purchase Warrants to purchase up to an aggregate of 300,000 shares of the Company's Common Stock, issued to the Holders by the Company pursuant to the terms of the Purchase Agreement.

                  "Warrant Shares" shall have the meaning set forth in Section 5(d)(i).

                  2. General Provisions. (a) Any amount of principal hereof that is not paid when due (whether upon demand, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at an interest rate per annum equal at all times to 18% per annum (the "Default Rate"). All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. All regularly scheduled interests payments made hereunder shall be made in cash.

                  (b) All payments made to the Holder in accordance with the terms hereof on account of principal hereof shall be noted by the Holder on
Schedule I attached hereto and hereby made a part hereof and shall be binding absent manifest error; provided, however, that any error or omission by the Holder in this regard shall not affect the obligation of the Company to pay the full amount of the principal and interest due hereunder.

                  (c) If any amount payable hereunder shall be due on a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

                  (d) Both principal and interest are payable in lawful money of the United States and in immediately available funds at the offices of Holder, c/o Staro Asset Management, 1500 West Market Street, Mequon, Wisconsin 53092, or at such other place as the Holder shall designate in writing to the Company.

                  (e) This Note may be transferred in whole or in part only by registration of such transfer on the Note Register maintained for such purpose by the Company as provided in Section 17(b) hereof.

                  3.       Holder's Conversion of Note.

                  (a) Conversion Right. The Holder shall have the right, at its option, to convert the Note, in whole or in part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock at any time and from time to time (including, without limitation, during the continuance of a Senior Debt Default) that this Note is outstanding, provided, however, that in no event shall the aggregate number of shares of Common Stock issuable upon conversion of the Notes exceed 1,717,587 (the "Common Share Limit"), unless the Company (i) has obtained approval of the issuance of the Convertible Notes by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then - outstanding Common Stock, or (ii) shall have otherwise obtained permission to allow such issuances from AMEX or NASDAQ, as applicable, or (iii) is no longer governed by a rule promulgated by a stock exchange, NASDAQ or other applicable body prohibiting the issuance of Common Stock upon conversion of the Convertible Notes in excess of 19.99% of the number of shares of Common Stock outstanding on the Issuance Date (the "Outstanding
Common Amount") without shareholder approval; and in any case, except as otherwise provided in this Note. If this Note is converted in part, the remaining portion of this Note not so converted shall remain entitled to the conversion and other rights provided herein.

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of the Note pursuant to Section 3(a) shall be determined in accordance with the following formula:

                                        P
                                               ---------------------

                                Conversion Price

                           P  =  Outstanding   Principal  Amount  submitted  for
conversion plus accrued but unpaid
interest thereon.

                           (c)  Anti-Dilution.  In order to prevent  dilution of
the rights granted under this
Note, the Fixed Conversion Price , the Common Share Limit and the Closing Bid Prices for any days during any measuring period prior to any of the events set forth below (the "Adjusting Closing Bid Prices") will be subject to adjustment from time to time as provided in this Section 3(c):

                           (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if the Note had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                           (ii) Stock  Splits and  Combinations.  If the Company
         shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Common Share Limit, the Fixed Conversion Price and the Adjusting Closing Bid Prices in effect immediately prior thereto shall be adjusted so that the Holder shall receive the number of shares of Common Stock which the Holder would have owned or been entitled to receive after the happening of any and each of the events described above if the Note had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

                           (iii) Organic Changes. In case the Company shall effect an Organic Change, then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least twenty (20) days in advance of such record date, and, if such record date shall precede the Maturity Date, the Holder shall have the right thereafter to receive, upon conversion of the Note, the number of shares of stock or other securities, property or assets of the Company, or of its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares the Holder would have received had such Holder converted the Note prior to such event at the Conversion Price immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to such Holders' rights and interests to insure that the provisions of this
         Section 3(c)(iii) will thereafter be applicable to the Note (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

                           (iv) Adjustment upon Issuance of Options and Convertible Securities. If the Company in any manner grants any rights or options to subscribe for or to purchase one or more classes of its Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Notes) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (the "New Option Issuance Price") is less than the Average Market Price immediately prior to such time, then, from and after the time of such issue or sale, the Fixed Conversion Price shall be reduced, if necessary, so that it shall not exceed the New Option Issuance Price. For purposes of this Section 3(c)(iv), the New Option Issuance Price shall mean the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (v) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for any class of Common Stock change at any time, the Fixed Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Fixed Conversion Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                           (vi) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(c)(ii), (iv) or (v)), without consideration or for a consideration per share less than the Average Market Price in effect immediately prior to such issue or sale, then, and in each such case, the Fixed Conversion Price shall be reduced, to a price determined by multiplying such Fixed Conversion Price by a fraction

                                (A) the  numerator  of which shall be the sum of
               (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

                                (B) the denominator of which shall be the number
               of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3(c)(vi), immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3(c)(ii), (iv) or (v), such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

                           (vii) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 3(c) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of this Section 3(c), then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented by this Note.

                           (viii) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of this Note from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Fixed Conversion Price or the Adjusting Closing Bid Prices if the total number of shares of Common Stock issuable after the action upon the conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, (iii) shall not permit the par value of any shares of stock receivable upon the conversion of this Note to exceed the amount payable therefor upon such exercise, and (iv) shall not issue any capital stock of any class which, as to the Holders, is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                           (ix)     Notices.

                                (A) Immediately upon any adjustment pursuant hereto of the Common Share Limit, the Fixed Conversion Price or the Adjusting Closing Bid Prices, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                (B) The Company will give written  notice to the
               Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to the Holder prior to such information being made known to the public.

                                (C) The Company will also give written notice to
               the Holder at least fifteen (15) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                           (x) Further Adjustments. Successive adjustments in the Conversion Price and Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 3(c) shall be made to the nearest cent. No adjustment in the Common Share Limit, the Fixed Conversion Price or the Adjusting Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (d)  Mechanics  of   Conversion.   Subject  to  the  Company's
inability to fully satisfy its obligations under a Conversion Notice as provided for in Section 6 below:

                           (i) Holder's  Delivery  Requirements.  To convert the
         Note into full shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice"), to the Company or its designated transfer agent (the "Transfer Agent") to the effect that the Holder elects to convert a specified amount of the Outstanding Principal Amount of this Note (plus accrued interest) and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the originally executed Conversion Notice.

                           (ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder provided, however, in the event that the Conversion Notice is received by the Company after the end of its normal business hours, such confirmation may be sent on the next Business Day but this right shall in no way affect the date of delivery of the Conversion Notice or the determination of the Conversion Price. Upon receipt by the Company or the Transfer Agent of the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next Business Day following the date of receipt (or the second Business Day following the date of receipt if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate(s), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, (B) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company or (C) if the Holder requests, issue shares in electronic format (e.g. via DWAC).

                           (iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Conversion Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within two (2) Business Days submit via facsimile the disputed determination of the Conversion Price to an independent, reputable accounting firm of national standing acceptable to the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. If as a result of such determination by the accounting firm the Company is required to issue additional shares of Common Stock to the Holder, the Company shall on the next Business Day following the date such determination is made, issue such shares of Common Stock in accordance with the options set forth in the last sentence of Section 3(d)(ii) above.

                           (iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date.

                           (v) Company's Failure to Timely Convert. If the Company shall fail (other than as a result of the situations described in Section 6(a) with respect to which the Holder has elected, and the Company has satisfied its obligations under, one of the options set forth in subparagraphs (i) through (iv) of Section 6(a)) to issue to the Holder on a timely basis as described in this Section 3(d), a certificate(s) for the aggregate number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the Note as reflected in the applicable Conversion Notice, the Company shall pay damages to the Holder equal to the greater of (A) actual damages incurred by the Holder as a result of the Holder's needing to "buy in" shares of Common Stock to the extent necessary to satisfy its securities delivery requirements ("Buy In Actual Damages") and (B) if the Company fails to deliver such certificates within five days after the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d), on each date such conversion is not timely effected in an amount equal to 1% of the product of (I) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (II) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3(d).

                  (e) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon any conversion shall be rounded up or down, whichever is closest, to the nearest whole share.

                  (f) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon any conversion.

                  4. Prepayment at the Option of the Company.

                  The  Company  may,  upon   irrevocable   written  notice  (the
"Prepayment Notice") to the Holder specifying a date for mandatory prepayment which is ten (10) Business Days after the Holder's receipt of the Prepayment Notice (the "Prepayment Date"), prepay the Note in an amount equal to the Prepayment Amount. If the Prepayment Date set forth in the Prepayment Notice is prior to July 1, 1999, the Company shall pay the Holder on such Prepayment Date, in immediately available funds, an amount equal to 108% of the then Outstanding Principal Amount, plus accrued and unpaid interest to the date of such prepayment. If the Prepayment Date set forth in the Prepayment Notice is on or after July 1, 1999, then the Company shall pay the Holder on such Prepayment Date, in immediately available funds, an amount equal to 112% of the then Outstanding Principal Amount, plus accrued and unpaid interest to the date of such prepayment. Upon receipt of such funds (the "Prepayment Amount"), the Holder shall surrender the Note, duly endorsed for cancellation, to the Company or the Transfer Agent. No Person shall thereafter have any rights in respect of the Note, except the right to receive the payment set forth in this Section 4 and except as otherwise provided in the Documents. The provisions of this
Section 4 shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time prior to the Prepayment Date. The Company shall not be entitled to send a Prepayment Notice unless (a) it has (i) the full amount of the applicable Prepayment Amount, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the applicable Prepayment Amount, with a bank or similar financial institution on the date that the Prepayment Notice is sent and (b) the Registration Statement (as defined in the Registration Rights Agreement) covering the Conversion Shares and the Warrant Shares is in full force and effect and has not been suspended by the SEC or any self-regulatory agency. In addition, in no event may the Company effect any such prepayment unless on the Prepayment Date the Registration Statement (as defined in the Registration Rights Agreement) covering the Conversion Shares and the Warrant Shares is in full force and effect and has not been suspended by the SEC or any self-regulatory agency.

                  5.       Acceleration Provisions.

                  (a) Acceleration Upon Major Transaction. In addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 3), after a Major Transaction, the Holder shall have the right, at the Holder's option, to require that the Company prepay the then Outstanding Principal Amount of the Note in an amount equal to the greater of
(i) the Prepayment Amount as if the Prepayment Date occurred on the date the Major Transaction was consummated and (ii) the product of (A) the number of shares of Common Stock that would be issued upon conversion of this Note in accordance with Section 3(b) hereof provided that the applicable Conversion Price shall be the lower of (I) the Conversion Price on the date the Major Transaction was announced and (II) the Conversion Price that would otherwise be in effect and (B) the Market Price ("Major Transaction Acceleration Price"). The provisions of this Section 5(a) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time to time before the consummation of a Major Transaction.

                  (b) Acceleration Option Upon Triggering Event. In addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 3), after a Triggering Event, the Holder shall have the right, at the Holder's option, to declare all or a portion of the Outstanding Principal Amount of the Note to be due and payable at a price equal to the greater of (i) the Prepayment Amount as if the Prepayment Date occurred on the date the Triggering Event occurred and (ii) the product of (A) the aggregate number of shares of Common Stock for which the amount of the Note being converted would be converted into as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open multiplied by (B) the greater of (x) the Conversion Price calculated as if the Conversion Date were the date immediately preceding such Triggering Event and (y) the Market Price of the Common Stock on such date ("Triggering Event Acceleration Price" and, collectively with "Major Transaction Acceleration Price," the "Acceleration Price"). The provisions of this Section 5(b) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time before the Holder receives the Triggering Event Acceleration Price.

                  (c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                           (i) the  consolidation  or merger of the Company with
         or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or pursuant to a merger after which the holders of the Company's outstanding capital stock immediately prior to the merger own a number of shares of the resulting company's outstanding capital stock sufficient to elect a majority of the resulting company's board of directors);

                           (ii)  the  sale,   transfer,   lease,   disposal   or
         abandonment of (whether in one transaction or in a series of transactions) substantially all of the Company's assets (other than a sale or transfer to an entity controlling, controlled by or under common control with the Company); or

                           (iii) a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock is made and accepted by the holders thereof.

                  (d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                           (i) notice from the Company that Common Stock issued or issuable upon conversion of the Note (the "Conversion Shares") or the Warrants (the "Warrant Shares") cannot be sold under the Registration Statement covering such Common Stock (the "Suspension Period"), for any period of forty-five (45) consecutive days or any seventy-five (75) non-consecutive days during any period of twelve (12) months that is (A) after the date the Registration Statement has been declared effective by the SEC and (B) prior to the time that the Conversion Shares may be sold without limitation in accordance with Rule 144(k) under the Securities Act; provided that any demand for acceleration under this Section 5(d)(i) must be made by the Holder within 15 days after receipt of notice from the Company of the termination of the Suspension Period; and, provided further that if the aggregate number of days in all Suspension Periods (the "Suspension Days") is equal to or greater than forty-five (45) days, then the Maturity Date may, at the option of the Holder, be extended by the aggregate number of Suspension Days;

                           (ii) the failure of the Common Stock, Conversion Shares, or Warrant Shares to be listed on the AMEX, The New York Stock Exchange or the Nasdaq National Market System for a period of ten (10) days during any period of twelve (12) months (the "Delisting Period")
         (i)  provided,  however,  that any demand for  acceleration  under this
         Section 5(d)(ii) must be made by the Holder within 30 days after receipt of the Notice of Triggering Event (as defined in Section 5(f)); or

                           (iii) the Company's notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of the Notes or exercise of the Warrants into shares of Common Stock, including due to any of the reasons set forth in Section 6(a) below, except in any case in which the basis for such intention by the Company is a bona fide dispute as to the right of the Holder to such conversion.

                  (e) Mechanics of Acceleration Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the Holder.

                  (f) Mechanics of Acceleration at Option of Holder Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to the Holder. After receipt of a Notice of Triggering Event, the Holder may require the Company to prepay the Note in accordance with Sections 5(b) and 5(d) hereof by delivering written notice thereof via facsimile and overnight courier ("Notice of Acceleration at Option of Holder Upon Triggering Event") to the Company, which Notice of Acceleration at Option of Holder Upon Triggering Event shall indicate the applicable Acceleration Price, as calculated pursuant to Section 5(b) above.

                  (g) Payment of Acceleration Price. Promptly after the occurrence of a Major Transaction or upon the Company's receipt of a Notice of Acceleration at Option of Holder Upon Triggering Event from the Holder, the Company shall immediately notify the Holder by facsimile of the mechanics of the delivery of the Holder's Note. The Company shall deliver the applicable Acceleration Price to the Holder within the later of (i) twenty (20) days after the Company's delivery of a Notice of Major Transaction or the Company's receipt of the applicable notice to affect an acceleration, and (ii) the closing of the Major Transaction upon which such Notice of Major Transaction was predicated. In the event of a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above. Promptly after receipt of the applicable Acceleration Price in cash by wire transfer of immediately available funds, the Holder shall deliver the Note to the Company or its Transfer Agent. Payments provided for in this
Section 5 shall have priority to payments to other stockholders in connection with a Major Transaction.

                  (h) Acceleration Upon Reaching Common Share Limit. In addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 3), after the Common Share Limit has been reached (unless it is no longer applicable as contemplated by Section 3(a)), the Company shall prepay this Note in an amount equal to the greater of (i) 130% of the then Outstanding Principal Amount plus accrued and unpaid interest to the date of such prepayment and (ii) the product of (A) the aggregate number of shares of Common Stock for which the amount of the Note being converted would be converted into as of the date that the Common Share Limit was reached and (B) the greater of (I) the Conversion Price calculated as if the Conversion Date were the date such Common Share Limit was reached and (II) the Market Price ("Common Share Limit Acceleration Price"). The provisions of this Section 5(h) shall not be deemed to restrict the ability of the Holder to convert the Note pursuant to the provisions of Section 3 at any time and from time to time before the Common Share Limit is reached or if the Common Share Limit is no longer applicable.

                  6.       Inability to Fully Convert Note.

                  (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, including without limitation the AMEX or NASDAQ, from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above and, with respect to the unconverted portion of the Note, the Holder, solely at its option, can elect to (unless the Company issues and delivers the Conversion Shares underlying the unconverted portion of the Note prior to the Holder's election hereunder, in which case the Holder shall only be entitled to receive Buy In Actual Damages under Section 3(d)(v)):

                           (i) require the Company to pay the Holder for the portion of Outstanding Principal Amount of the Note plus accrued interest thereon for which the Company is unable to issue Common Stock in accordance with the Holder's Conversion Notice ("Mandatory Payment") in an amount (the "Mandatory Payment Price") equal to the Triggering Event Acceleration Price as of such Conversion Date;

                           (ii) if the Company's  inability to fully convert the
         Note is pursuant to Section 6(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above;

                           (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted portion of the Note that was to be converted pursuant to the Holder's Conversion Notice; or

                           (iv) if the Company's  inability to fully convert the
         Note is pursuant to the AMEX or the NASDAQ rules and regulations described in Section 6(a)(y) above, require the Company to issue shares of Common Stock in accordance with the Holder's Conversion Notice and pursuant to Section 3(d) above at a Conversion Price equal to the Average Market Price of the Common Stock on the date preceding the Holder's Notice in Response to Inability to Convert.

                  (b) Mechanics of Fulfilling Holder's Election. The Company shall as soon as possible send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 6(a) above, a notice of the Company's inability to fully satisfy the Holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy the Holder's Conversion Notice, (ii) the portion of the Outstanding Principal Amount of the Note plus accrued interest thereon which cannot be converted and (iii) the applicable Mandatory Payment Price. The Holder must within five (5) Business Days after receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("Notice in Response to Inability to Convert") of its election pursuant to Section 6(a) above.

                  (c) Payment. If the Holder shall elect to have its Note prepaid pursuant to Section 6(a)(i) above, the Company shall pay the Mandatory Payment Price in immediately available funds to the Holder within fifteen (15) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Payment Price to the Holder on a timely basis as described in this Section 6(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Acceleration Price), in addition to any remedy the Holder may have under this Note, such unpaid amount shall bear interest at the Default Rate until paid in full. Until the full Mandatory Payment Price is paid in full to the Holder, the Holder may void the request for the Mandatory Payment with respect to the portion of the Note for which the full Mandatory Payment Price has not been paid and in no event shall such voidance be deemed forgiveness of any amounts due under this Note. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Payment Price within such fifteen (15) day time period due to a dispute as to the determination of the arithmetic calculation of the Acceleration Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above.

                  (d) Pro-rata Conversion and Acceleration. In the event the Company receives a Conversion Notice from more than one Holder on the same day and the Company can convert and redeem some, but not all, of the Notes pursuant to this Section 6, the Company shall convert and purchase from each Holder electing to have such Note converted and purchased at such time an amount equal to such Holder's pro-rata amount (based on the Outstanding Principal Amount of the Note held by such Holder relative to aggregate Outstanding Principal Amount of Notes outstanding) of all Notes being converted and redeemed at such time.

                  7.       Representations and Warranties.

                  (a) The Company represents and warrants as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (ii) the execution, delivery and performance by the Company of this Note and each other instrument, agreement and document executed and delivered by the Company to the Holder whether now existing or hereinafter executed and delivered in connection with this Note
(together  with the  Purchase  Agreement,  the other  Note,  the  Warrants,  the
Registration  Rights  Agreement  and  the  other  agreements,   instruments  and
documents heretofore or hereafter furnished in connection therewith are hereinafter referred to individually as a "Document" and collectively as the "Documents") are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Company's charter or by-laws or (B) any law or any contractual restriction binding on or affecting the Company; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third Person is required for the due execution, delivery and performance by the Company of any Document; (iv) each Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (v) the Company has all requisite corporate power and authority to conduct its business as now conducted and to consummate the transactions contemplated by the Documents; (vi) the Company is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary except where such failure to qualify would not have a Material Adverse Effect (as defined in the Purchase Agreement); (vii) the Company's most recent 10-K or 10-Q filed with the Securities and Exchange Commission, whichever contains the Company's most recent financial statements, fairly represents the financial condition of the Company and the results of operations of the Company for the period ended on the date thereof, all in accordance with generally accepted accounting principles consistently applied, and since the date thereof there has been no material adverse change in the operations, business, property, assets or condition of the Company; (viii) there is no pending or to the Company's knowledge threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to the Documents or any transactions contemplated in connection therewith or which may materially adversely affect the financial condition or operations of the Company; (ix) no fact is known to the Company which is reasonably likely to have a material adverse effect on the business, operations, condition, financial or otherwise, performance or prospects of the Company and has not been disclosed in the Company's most recent 10-K or 10-Q filed with the Securities and Exchange Commission; and (x) after giving effect to the transactions contemplated by this Note and the other Documents, the Company is, individually and with its Subsidiaries on a consolidated basis, Solvent.

                  (b) Each of the representations and warranties made by the Company in the Purchase Agreement as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions, is true and correct on the date hereof as if made on the date hereof (except for those representations and warranties that speak as of a specific date), which representations and warranties (together with all related definitions and ancillary provisions) are hereby incorporated by reference as if set forth herein in their entirety, provided, that: (i) references to "this Agreement", "herein", "hereunder", and words of similar import shall mean and be a reference to this Note; (ii) references to an "Exhibit" and "Schedule" shall mean and be a reference to the applicable Exhibit and Schedule to the Purchase Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Purchase Agreement remains in effect); and (iii) references to Sections in such representations and warranties shall be references to Sections of the Purchase Agreement, provided that to the extent such referenced Sections are themselves incorporated in this Note by reference, references herein to such Sections shall be to such Sections as they are incorporated.

                  8. Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Company will, unless the Holder shall otherwise consent in writing:

                  (a) Furnish to the Holder: (i) as soon as possible and in any event within five days after the occurrence of a Default or any event that, with the giving of notice or the lapse of time or both, would constitute a Default, the written statement of the chief financial officer of the Company, setting forth the details of such Default or event and the action that the Company proposes to take with respect thereto and (ii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Holder from time to time may reasonably request;

                  (b) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and for which adequate reserves (as determined in accordance with generally accepted accounting principles consistently applied) have been set aside, except where the failure to comply would not individually or in the aggregate constitute a Material Adverse Effect;

                  (c) Maintain and preserve its existence, rights and privileges, and obtain, maintain and preserve all permits, licenses, authorizations and approvals that are necessary in the proper conduct of its business;

                  (d) Keep adequate and proper records and books of account, in which complete and correct entries will be made in accordance with generally accepted accounting principals consistently applied, reflecting all financial transactions of the Company;

                  (e) Comply with each of the affirmative and negative covenants contained in the Purchase Agreement (as in effect on the date hereof, without regard to any amendment, modification or waiver of such provisions and without regard to whether or not the Purchase Agreement remains in effect) which covenants are hereby incorporated by reference as if set forth herein in their entirety provided that any reference changes provided for in Section 7(b) hereof shall also be applicable to this Section 8(e);

                  (f) Not incur nor permit any of its Subsidiaries to incur any indebtedness except Senior Debt, Subordinated Debt and Permitted Debt; and

                  (g) Not create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, mortgage, security interest, charge or other encumbrance (each, a "Lien") upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer or permitted any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than Liens under any Senior Loan Document.

                  9. Reservation of Shares. The Company shall, so long as any principal or interest is due hereunder, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; provided that the number of shares of Common Stock so reserved shall initially be 1,717,587 and if the Common Share Limit is no longer applicable as set forth in Section 3(a), shall at no time be less than 200% of the number of shares of Common Stock for which the Note is at any time convertible.

                  10. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Note set forth herein or the Holder.

                  11. Limitation on Number of Conversion Shares. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to convert this Note such that upon giving effect to such conversion, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 4.99% of the total issued and outstanding shares of the Common Stock following such conversion; provided, however, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  12. Obligations Absolute. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3, and to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

                  13. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate (other than a Notice of Acceleration at Option of Holder Upon Triggering Event as required by Section 5(f)), bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  14. Replacement Note. In the event that the Holder notifies the Company that its Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original
Note) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note, but in no event shall the aggregate amount of such indemnification exceed the Outstanding Principal Amount of the Note.

                  15. Payment of Expenses; Indemnification. The Company agrees to pay on demand (a) all accountable costs and expenses (including, without limitation, fees and expenses of one counsel to the Holders) incurred by the Holders in connection with the preparation, execution and delivery of this Note and the other Documents, up to $50,000 (b) all reasonable costs and expenses, including, without limitation, fees and expenses of counsel to the Holder incurred by the Holder in connection with the administration and amendment of this Note and the other Documents and (c) all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Holder) incurred by the Holder in connection with the enforcement of the Holder's rights and/or the collection of all amounts due under this Note. The Company hereby agrees to indemnify and hold harmless the Holder and its members, partners, agents, employees, affiliates and advisors from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, all fees and other client charges of counsel to the Holder) which may be incurred by or asserted against the Holder or any such member, partner, agent, employee, affiliate or advisor in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any other Document or any transaction contemplated hereby or thereby. The obligations of the Company under this paragraph shall survive the payment in full of this Note.

                  16.      [Intentionally Omitted]

                  17.      Assignment and Transfer of Note.

                  (a) Subject to the restrictions on transfer contained herein, if applicable, this Note and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Note with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company (or at such office or agency as the Company may designate in writing to the Holder).

                  (b) This Note shall be registered in a register (the "Note Register") as it is issued and transferred, which Note Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by the Company's Transfer Agent. The Company shall be entitled to treat the registered holder of the Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Note is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Note for all purposes. All of the rights provided to the Holder under this Note, if properly assigned, may be exercised by a new holder without a new note first having been issued.

                  18.      Subordination.

                  (a) Agreement to Subordinate. The Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Debt.

                  (b) Restrictions on Payment of the Subordinated Debt. All Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment shall be made to the Holder in respect of the Subordinated Debt; provided, however, that the Holder may receive, and the Company may pay, principal of and interest on the Subordinated Debt evidenced by the Note in the stated amounts and on the stated dates of payment hereof (and the Company agrees to cause the Senior Debt Documents evidencing the Senior Debt to permit such payments be made in accordance with the terms of this Note), unless (i) a default in connection with the Senior Debt (a "Senior Debt Default") arising out of the failure by the Company to make a payment on account of principal of or interest on Senior Debt has occurred and is continuing and
(ii) the Company and the Holder have received written notice of such occurrence (a "Blockage Notice") from one or more holders of the Senior Debt in the aggregate principal amount of at least 50% of the Senior Debt outstanding; provided, further, however, that the Company may resume making payments on account of Subordinated Debt if at the time of any such payment 90 days shall have elapsed since the occurrence of such Senior Debt Default, or on such earlier date, if any, on which the Senior Debt has been paid in full in cash, in other property or securities or such Senior Debt Default is cured or is waived in writing by the applicable holders of the Senior Debt or such Blockage Notice has been withdrawn or rescinded by the holders of the Senior Debt. Not more than one Blockage Notice may be provided with respect to the Subordinated Debt during any period of 365 consecutive days.

                           (c)      Subordination.

                  (i) Except to the extent that the Holder has authorized the Company, and the Company has bound itself, not to make any payment on the Subordinated Debt other than in accordance with this Note, as set forth in the Company's undertaking appearing in this Note, nothing contained herein shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3 and to pay the principal amount of and interest on the Subordinated Debt in accordance with the terms hereof, or affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Note of the holders of the Senior Debt. In no event shall any term, covenant, condition or restriction in this Section 18 of this Note affect in any way any right, power or privilege of the Holder in respect of principal of or interest on the Note, or any related obligation.

                  (ii) The Holder shall not at any time be charged with knowledge of theexistence of any facts which would prohibit the making of any payment to it or the taking of any other action under this Note, unless and until the Holder and the Company shall have received a notice thereof from the applicable holders of the Senior Debt and, prior to the receipt of any such notice, the Holder shall be entitled to assume that no such facts exist.

                  19. Events of Default. If any of the following shall occur (each a "Default"):

                  (a) the Company shall fail to pay any principal of or interest on this Note when due (whether by scheduled maturity, acceleration, demand or otherwise); or (b) any representation or warranty made by the Company in this Note, in any other Document heretofore or hereafter furnished by or on behalf of the Company (including, without limitation, the Purchase Agreement) or in any document or certificate in connection with the execution and delivery of this Note shall have been incorrect in any respect when made, except where such incorrect statement would not, individually or in the aggregate, result in a Material Adverse Effect; or (c) the Company shall fail to perform or observe any term, covenant or agreement contained in any Document (including, without limitation, the failure to honor any Conversion Notice or an Election to Purchase Shares (as defined in the Warrants)) to be performed or observed by the Company, or (d) the Company shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidenced by this Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such
Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such default or failure to pay has been waived by the party to which enforcement would be charged; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (e) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage shall be rendered against the Company, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or
(ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (f) the Company shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or the Company shall take any action to authorize or effect any of the actions set forth above in this clause (f); or (g) any provision of this Note or any other Document (including, without limitation, the Purchase Agreement) shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any liability or obligation hereunder or thereunder; or (h) a material adverse change in the condition or operations, financial or otherwise, of the Company, as determined by the Holder in its sole discretion, shall occur and written notice thereof shall have been given to the Company by the Holder; or (i) a Senior Debt Default shall have occurred and be continuing; or (j) the Registration Statement (as defined in the Registration Rights Agreement) covering the Conversion Shares and Warrant Shares shall not have been declared effective by the Securities and Exchange Commission within 180 days after the Issuance Date; or (k) the Company shall not be eligible to register securities, including the resale of the Conversion Shares and Warrant Shares on a registration statement on Form S-3 under the Act on the fifteenth
(15th) Business Day following the Issuance Date;

then the Holder may (i) declare the Outstanding Principal Amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the Outstanding Principal Amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and all such amounts, if unpaid, shall bear interest at the Default Rate,
(ii) notwithstanding any provision to the contrary contained herein, convert this Note at the Variable Conversion Price then in effect, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Documents. In such event, this Note shall be prepaid at a prepayment price equal to 125% of the Outstanding Principal Amount of the Note plus accrued but unpaid interest thereon.

                  20. Taxes, etc. All payments made by the Company hereunder will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Holder (such non-excluded taxes are hereinafter collectively referred to as the "Taxes"). If the Company shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Holder pursuant to this sentence) the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Company, as promptly as possible thereafter the Company shall send the Holder an official receipt showing payment. In addition, the Company agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Note or any other Document (hereinafter referred to as "Other Taxes"). The Company will indemnify the Holder for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to the Holder under this paragraph) paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by the Holder therefor.

                  21.      Miscellaneous.

                  (a) The Company agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to the Company at the address of the Company set forth next to its signature, or at such other address as may hereafter be specified by the Company to the Holder in writing. All notices and communications shall be effective (i) upon receipt, if delivered personally, (ii) upon receipt, when sent by facsimile, (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive same.

                  (b) No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Holder. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (c) Any provision  hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) The Company hereby (i) irrevocably submits to the jurisdiction of the courts of the State of New York or the United States for the Southern District of New York, in each case, sitting in New York County in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such courts. The Company (by its acceptance hereof) waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

                  (e)  This  Note  shall  be  governed  by,  and   construed  in
accordance with, the laws of the State of New York without regard to conflicts of law principles.

                       SOFTNET SYSTEMS, INC.




                       By: __________________________________
                           Name:
                           Title:

                       Address:
                       520 Logue Avenue
                       Mountain View, CA 94043
                       Attention: Chief Financial Officer

                       Telephone: (650) 962-7490
                       Telecopier: (650) 962-7488

                                   SCHEDULE I
                              PAYMENTS OF PRINCIPAL


     Principal                         Principal                   Notation
  Paid or Prepaid                       Balance                    Made By

                                    EXHIBIT A

                              SOFTNET SYSTEMS, INC.
                                CONVERSION NOTICE


Reference is made to the 9% Senior Subordinated Convertible Note due January 1, 2001 (the "Note"), made by SoftNet Systems, Inc., a New York corporation (the "Company"), to the order of [Stark International][Shepherd Investments International, Ltd.]. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount under this Note indicated below into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), as of the date specified below.

   Date of Conversion:
                       ---------------------------------------------------------

   Outstanding Principal Amount of Note to be converted:
                                                          ----------------------

Please confirm the following information:

   Conversion Price:
                       ---------------------------------------------------------

   Number of shares of Common Stock to be issued:
                                                    ----------------------------

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which Note is being converted in the following name and to the following address:

     Issue to:
                            ----------------------------------------------------

                            ----------------------------------------------------

                            ----------------------------------------------------
                            ----------------------------------------------------

                            ----------------------------------------------------

     Facsimile Number:
                            ----------------------------------------------------

     Authorization:
                            ----------------------------------------------------
                            By:
                            Title:

     Dated:
                            ----------------------------------------------------

                                    Exhibit B


                               FORM OF ASSIGNMENT

                [To be executed only upon assignment of the Note]

For value received, the undersigned registered Holder of the within Note hereby sells, assigns and transfers unto ________________ the right represented by such Note, and appoints _____________________ Attorney to make such transfer on the Note Register of SoftNet Systems, Inc., maintained for such purpose, with full power of substitution in the premises.

Dated:
      ----------------------

                  (Signature must conform in all respects to the name of holder as specified on the face of the Note)


                         ---------------------------------------------------
                                        (Street Address)


                         ---------------------------------------------------
                                    (City) (State) Zip Code)


Signed in the presence of: